UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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La-Z-Boy Incorporated
(Name of Registrant as Specified In Its Charter)
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LA-Z-BOY

INCORPORATED



L A Z BOY

Strategy & Governance Update: July 2020



Additional Information

La-Z-Boy Incorporated (the "Company"), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2020 Annual Meeting of Shareholders to be held on Tuesday, September 1, 2020. The Company has filed a proxy statement and proxy card on July 21, 2020, with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from the Company's shareholders. Such proxy materials are available at no charge on the SEC's website at www.sec.gov and at the Company's website at http://investors.la-z-boy.com. Company shareholders are strongly encouraged to read any such proxy statement and accompanying proxy card as they will contain important information. Investors and shareholders may obtain information regarding the Company and its directors and executive officers in the Company's Annual Report on Form 10-K for the FY ended April 25, 2020, which was filed with the SEC on June 23, 2020, and the Company's definitive proxy statement for its 2020 Annual Meeting of Shareholders, which was filed with the SEC on July 21, 2020.

Cautionary Note Regarding Forward-Looking Statements

This communication contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business, and industry and the effect of the novel coronavirus ("COVID-19") pandemic on our business operations and financial results.

The forward-looking statements in this communication are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our FY 2020 Annual Report on Form 10-K and other factors identified in our reports filed with the SEC. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information future events or for any other reason.

LA-Z-BOY®

La-Z-Boy

By reinvesting in our brand, building on our strengths, taking calculated risks and developing strategic advantages, La-Z-Boy has positioned itself for long-term value creation

Delivering Industry-Leading Performance



Omni-channel
Acquisitions
Innovation
GROWTH OPPORTUNITIES
JOYBIRD
LA Z BOY
Portfolio Brands
England
HAMMARY
american drew
KINCAID
STRONG BRANDS
Circles represent relative size (not 100% to scale)
World-Class Supply Chain
Multiple Routes to Market
Brick and mortar, e-commerce, wholesale
$
Strong Financial Position
FOUNDATIONAL CAPABILITIES

Profitable Growth*

$279 million
sales growth

$13 million GAAP
$33 million Non-GAAP
operating income increase

$693 million
cash generated from operating activities

Strong brands, solid balance sheet and expansive global supply chain allow us to execute a growth strategy focused on strengthening core offerings, while at the same time expanding our consumer base and developing new areas of growth in the digital marketplace

Consistent Returns to Shareholders*

$109 million
paid dividends to shareholders

$203 million
spent in share repurchases

Our capital allocation strategy has been focused on three elements: investing in the business to drive long-term value and returns; paying a dividend; and buying back shares

*Statistics over the last five-years ending FY 2020; five-year sales and operating income growth is calculated as the sales/operating income for FY 2020 less the sales/operating income for FY 2015; see Reconciliation of GAAP to Non-GAAP Financial measures in Appendix

The LZB Enterprise


MAKING
SELLING
JOYBIRD
Wholesale Upholstery
LA-Z-BOY
England
Thailand
U.K.
International
Import
Casegoods
E-commerce
Joybird.com
La-Z-Boy.com
LZB Furniture Galleries® Stores
La-Z-Boy® Retail Company-owned
Independent Licensees
Other Third-Party Retailers
Independent furniture retailers
65 countries
LZB Furniture Galleries® Stores
Other Third-Party Retailers
• Building and Selling Powerful Premium Brands that Complement One Another •
Legend
Wholesale Segment
Casegoods Segment
Retail Segment
Joybird included in Corporate/other

Approximately 95% of sales in North America; capitalizing on U.S.-centric supply chain

Relative revenue representation (not 100% to scale)

Track Record of Creating and Returning Value

5-Year Sales and Operating Margin

($ in Millions)



$1,800
$1,700
$1,600
$1,500
$1,400
$1,300
$1,200
9.5%
8.5%
7.5%
6.5%
5.5%
4.5%
3.5%
8.3%
8.2%
8.9%
8.8%
8.2%
8.2%
7.8%
7.4%
8.2%
7.0%
$1,525
$1,520
$1,584
$1,745
$1,704
FY 2016*
FY 2017
FY 2018
FY 2019
FY 2020**
Sales
GAAP Operating Margin
Non-GAAP Operating Margin***

Business Investments and Returns to Shareholders

($ in Millions)



$175
$155
$135
$115
$95
$75
$55
$35
$15
$(5)
$23
$25
$18
$44
$36
$20
$21
$36
$16
$36
$22
$57
$77
$48
$23
$23
$7
$46
$25
$43
FY 2016*
FY 2017
FY 2018
FY 2019
FY 2020
CASH USED FOR ACQUISITIONS
CAPITAL EXPENDITURES
DIVIDENDS
SHARE PURCHASES

FY 2020 reflects ten months of strength and two months of dramatic impact from the COVID-19 pandemic – which has continued into FY 2021

*FY 2016 includes 53 weeks, while all other years include 52 weeks

** FY 2020 reflects two months of dramatic impact from COVID-19

***See Reconciliation of GAAP to Non-GAAP Financial Measures in Appendix

LA-Z-BOY

Driving Profitable Growth

Omni-channel

STRATEGICALLY CAPITALIZE ON ONLINE SHOPPING TREND, SUCCESSFUL BRICK AND MORTAR AND VERTICAL INTEGRATION

- La-Z-Boy Furniture Galleries® stores
- La-Z-Boy.com
- Joybird.com
- Other online distribution

Acquisitions

STRATEGIC ACQUISITIONS TO COMPLEMENT EXISTING BUSINESS; TARGET FASTER-GROWING SEGMENTS

- Independent La-Z-Boy Furniture Galleries® stores
- Smaller, easily-digestible acquisitions
- International
- New Product Segments

Innovation

MAINTAIN INDUSTRY LEADERSHIP POSITION; STEADY PIPELINE OF INNOVATIVE PRODUCTS

- Innovate around core needs of consumers
- Local and global trends
- Technology
- Aesthetics, functionality and sustainability
- Leverage engineering expertise across manufacturing
- New Innovation Center

LA-Z-BOY®

Our FY 2020 and FY 2021 Response to COVID-19

Ensuring the health, safety and well-being of our employees, customers and the communities in which we operate

Keeping Our Employees Safe

- To ensure health and safety, following the guidance of local governments, the Centers for Disease Control and Prevention (CDC) and the World Health Organization (WHO)
- We have implemented additional health and safety procedures/protocols throughout our manufacturing, office and Retail locations
- At Retail locations, we are limiting the number of people admitted into stores, requiring all individuals wear face masks (supplying them, when necessary), and have hand sanitizer and disinfecting wipes readily available

Accommodating Our Customers

- In addition to limiting the number of people admitted into stores at one time, we are offering private shopping appointments
- Strengthened digital presence and customer experience, introducing innovations to further simplify browsing, research and purchasing, including virtual selling tools that allow consumers to view product in their own homes
- Our interior design experts are offering virtual design consultations
- For at-home deliveries, our drivers are taking extra precautions and following all guidelines provided by the CDC with respect to personal protection, cleaning and disinfecting of surfaces

Supporting Our Communities

- We are dedicated to supporting the communities in which we operate
- We are donating $1 million of furniture to frontline nurses through our #OneMillionThanks campaign to say thank you to those medical professionals who have worked tirelessly to ensure our safety
- Manufactured and donated hundreds of thousands of masks and tens of thousands of medical gowns to healthcare workers and offered masks to our suppliers for their workforces
- Donated recliners to a local hospital for healthcare workers to relax in after grueling shifts
- The La-Z-Boy Foundation donated money to local Monroe, MI-based groups to help those in need during the crisis

LA-Z-BOY cares

LA-Z-BOY

Our FY 2020 and FY 2021 Response to COVID-19

Strengthening and re-aligning our business to preserve liquidity and position La-Z-Boy for the long term

FY 2020 | FY 2021

COVID-19 Action Plan – March 29

- **Temporary facility closures**
  - U.S. manufacturing facilities, company-owned La-Z-Boy Furniture Galleries® stores and Regional Distribution Centers
- **Measures to preserve liquidity**
  - Proactively drew $75 million under revolving credit facility to enhance liquidity
  - Eliminated June quarterly dividend and suspended share repurchase program
  - Furloughed ~70% of global workforce; extended healthcare coverage for furloughed employees at the company's expense
  - Reduced salary for senior management (50%) and salaried employees (25%)
  - Board forewent cash portion of compensation until further notice
  - Froze company's 401(k) match
  - Eliminated non-essential operating expenses and capital expenditures

Update on Operations – April 9 / April 22

- **Operating while adhering to safety guidelines:**
  - Regional Distribution Centers
- **Resumption of operations on April 27th at partial production capacity at several plants**
- **Opened several U.S. retail locations on a reduced schedule**
- **Confirmed Regional Distribution Centers will remain operational**

Business Realignment – June 4

- **Announced moves to strengthen and re-align business**
  - Reduced global workforce by ~10%
  - Closure of Newton, MS manufacturing facility; shifted production to company's other plants

FY 2020 4Q and Year-End Results – June 23

- **Announced preliminary signs of recovery**
  - ~6,000 (approximately 90% of those originally furloughed) were brought back to work
  - Full base salaries were reinstated for all employees other than the named executive officers and board members
  - Furniture retailers and La-Z-Boy Furniture Galleries® stores have reopened with strong early demand
  - Manufacturing facilities have ramped from zero production at the end of April and are moving toward 80% of prior-year production in July

> *"We are confident we will emerge from the crisis with strength and remain a leader in the industry. Since restarting production at the majority of our plants at the end of April, we have steadily increased production and continue to bring back more employees to meet demand."*
>
> – Kurt Darrow, Chairman, President and CEO (June 4, 2020)

LA-Z-BOY

Strong Liquidity Position

Well-positioned to navigate the current environment

Our Commitment

- We remain focused on reinvesting in our brand, building on our strengths, taking calculated risks and developing strategic advantages to create value
- Our disciplined capital allocation strategy has been focused on three elements:
  - Investing in the business to drive long-term value and returns
  - Paying a dividend
  - Buying back shares

Consistent Return to Shareholders*

$121 million total capital invested or returned to shareholders in FY 2020:

$53 million invested in the business through value-creating acquisitions and capital expenditures

$68 million returned to shareholders through share repurchases and dividends

Our Measures to Preserve Liquidity

- We acted quickly to preserve liquidity with our initial COVID-19 Action Plan
  - Proactively drew $75 million under revolving credit facility to enhance liquidity
  - Eliminated June quarterly dividend and suspended share repurchase program
  - Furloughed ~70% of global workforce and reduced Executive and Board compensation
  - Eliminated non-essential operating expenses and capital expenditures
- Since then, we have announced a re-alignment plan to further strengthen our business
  - Reduced global workforce by ~10% and closed a manufacturing facility
  - ~6,000 furloughed workers were brought back to work in June
  - Manufacturing facilities have ramped from zero production at the end of April and are moving toward 80% of prior-year production in July

Current Liquidity Snapshot*

$264 million**
cash on hand vs. $132mm FY 2019

We continue to focus on preserving liquidity and believe the combination of cash on hand, revolver capacity and operating cash flow is sufficient to meet our short-term needs, and to finance our long-term growth plans

Commitment to continuing to preserve liquidity to ensure company is well-positioned to navigate current environment and to emerge well-positioned to create long-term value

LA-Z-BOY®

*Reflects FY 2020

**Reflects cash, cash equivalents and restricted cash, including $75mm in cash proactively drawn on credit facility as of April 25, 2020

Shareholder Engagement

Committed to active engagement to obtain valuable insight and solicit feedback from shareholders

Our shareholder engagement program is a year-round process that involves our Lead Director, executive management, and members of our investor relations, corporate governance, environmental and executive compensation teams

We engage active shareholders at investor and industry conferences and host other group and one-on-one meetings throughout the year

We also engage with the corporate governance teams of our major shareholders outside of the proxy season – in FY 2020, we invited nine of our top shareholders representing over 52% of outstanding common stock to engage with our Lead Director and certain members of management

FY 2020 shareholder outreach efforts resulted in substantive engagements with the holders of over 40% of the company's outstanding common stock

Our Board of Directors

Experienced leaders from a range of relevant backgrounds



Kurt L. Darrow
Chairman, President & CEO, La-Z-Boy Incorporated

- Proven leadership skills and extensive knowledge of the company and the furniture industry
- Former President, La-Z-Boy Residential, our largest division



Sarah M. Gallagher
Former President, Ralph Lauren North America e-Commerce

- Extensive retail experience with consumer-focused and fashion-orientated brands and 15 years' involvement in e-commerce retailing to consumers
- Former Executive Chairperson, Rebecca Taylor and former President, Ralph Lauren Media LLC



Edwin J. Holman*
Former Chairman & CEO, Macy's Central

- 40 years of executive and operational experience in department stores and specialty retailing as well as experience on public company boards
- Former Chairman & Interim CEO, The Pantry and former President & CEO, Galyans Trading Company



Janet E. Kerr
Vice Chancellor, Pepperdine University

- Service on public and private company boards and skillset and experience in the practice of law and corporate governance
- Founded several technology companies, including X-Laboratories and served as an advisor on corporate issues to the People's Republic of China, France and Thailand



Michael T. Lawton
Former EVP & CFO, Domino's Pizza, Inc.

- Financial expertise and experience as a senior executive of a public company and well-known consumer brand
- Former Executive Vice President, International, Domino's and COO, Gerber Products Company



H. George Levy M.D.
Former Chairman & CEO, USI

- Extensive experience consulting on e-commerce, Web design and systems integration in addition to entrepreneurial experience
- Former CEO & Founder, Enduenet



W. Alan McCollough
Lead Independent Director, La-Z-Boy Incorporated

- Experience leading a large publicly traded consumer products company and serving on public company boards
- Former Chairman & CEO, Circuit City Stores, Inc.



Rebecca L. O'Grady
Former CMO, International Marketing, e-Commerce & Consumer Insights, General Mills

- Marketing expertise and e-commerce experience with consumer-focused and global retailers
- Former President, Global Häagen-Dazs and former President, Yoplait USA



Lauren B. Peters
EVP & CFO, Foot Locker, Inc.

- Extensive financial and strategic planning experience with consumer focused and global retailers
- Former SVP, Strategic Planning, Foot Locker in addition to various senior financial management positions at Robinsons-May, a division of May Department Stores



Nido R. Qubein
President, High Point University

- Business advisor and entrepreneur, as well as experience serving on public company boards
- Serves as advisor to businesses and organizations throughout the world on how to brand and position their enterprises successfully

9 of 10
Directors Are
Independent

56%
of Director nominees are
Women or Ethnically Diverse

3 Independent Directors
Added in the Past
4 Years

LA-Z-BOY®

*Edwin J. Holman, will retire from the Board as of the Annual Meeting, consistent with the policy on director retirement age in our Corporate Governance Guidelines

Pay Aligned with Strategy and Performance

The Compensation Committee designs our executive pay programs to support our business strategy

Pay for Performance

- Emphasize variable pay linked to our financial or market results
  - Short-term incentives are based on net sales and operating profit
  - Long-term incentives are based on net sales, operating cash flow and relative TSR
- Determine company contributions to executive compensation retirement plan based on performance against financial goals

Shareholder Engagement and Say-on-Pay Vote

- After eight years of consistently strong (96%+) shareholder support, the compensation program received 83% support at our 2019 Annual Meeting
- In connection with this vote, our independent Lead Director and Compensation Committee Chair engaged with holders of over 40% of shares outstanding
- The Compensation Committee and the Board reviewed a comprehensive summary of the shareholder feedback and instituted the following changes:
  - Provided enhanced disclosure of the committee's goal-setting process
  - Disclosed threshold and maximum rTSR goals (in addition to targets) and all goals of completed performance periods
  - Included equal weighting in each year of the 3-year performance periods for net sales and operating cash flow for FY 2021-2023 performance-based share (PBS) awards
  - Provided enhanced disclosure of the performance-based nature and other features of the Performance Compensation Retirement Plan

Changes to FY 2020 Plan Due to COVID-19

- Temporarily reduced base salary by 50% for our NEOs
- Delayed the payout of a portion of the FY 2020 MIP bonuses earned by our NEOs and other members of senior management from June 2020 to later in calendar year 2020
- Used discounted performance through Q3 to inform discretionary action on FY 2020 MIP payout

Total Direct Compensation Mix*

CEO



22% Base Salary
25% Target MIP
27% Performance-Based Shares
78% At Risk
13% Restricted Stock (time-based)
13% Stock Options

Other NEOs (average)



36% Base Salary
24% Target MIP
20% Performance-Based Shares
10% Stock Options
10% Restricted Stock (time-based)
64% At Risk

*As disclosed in 2020 proxy statement

LA-Z-BOY®

Key Compensation Program Changes for FY 2021

The Compensation Committee continues to assess our executive compensation program in the context of current market practices and the developing impact of the COVID-19 pandemic

	Key Changes
Base Salary	• Temporary base salary reductions in the amount of 50% for our NEOs remained in effect through the proxy filing, as the Compensation Committee monitors trends • The Board and Compensation Committee continue to monitor and evaluate our business performance, liquidity and trends during the first quarter of FY 2021 and are considering restoration of base salaries for our NEOs during the second quarter of FY 2021
Short-term Incentive Awards (MIP)	• In recognition of delayed goal setting, payouts are capped at 150% of target as compared to the 200% maximum payout opportunity under the FY 2020 MIP

Long-term Incentive Equity Awards	• In order to more closely align the interests of our NEOs and senior management with those of our shareholders, we:
	  • Reverted back to the equity award mix used in FY 2019 and prior years of 50% PBS and 50% stock options for our NEOs
	  • Increased weighting of PBS rTSR metric from 20% to 50%

In making these changes, the Compensation Committee sought to balance the drive to reduce expenses and preserve liquidity in the COVID-19 environment, with its desire to appropriately incentivize and retain members of senior leadership as they continue to manage the company's performance during a period of economic challenges and uncertainty

LA-Z-BOY®

Commitment to Human Capital Management

The mission of La-Z-Boy is to build an environment of everyday leadership by continually investing in employee growth and development

Our Culture

- The Board monitors our culture to encourage a focus on sustainable growth and to ensure we maintain the highest levels of ethics and integrity
- Our work environment is casual and friendly, with a culture built around our mission and our iC4 values
- We want to help employees develop skills, meet goals and feel at home, even at work


THINK CUSTOMER • iC4 • ACT WITH INTEGRITY • DRIVE CHANGE • BE COMMITTED • STAY CONNECTED •
LEAD THE TEAM
DELIVER RESULTS
IMPACT & INFLUENCE
COMMUNICATE TRANSPARENTLY
COACH & DEVELOP
LA-Z-BOY

Creating a Diverse & Inclusive Culture

- We believe in creating a workplace that reflects the world in which we live
- One of our core values, Stay Connected, is a tenet that focuses on the importance of diversity and inclusion, and encourages a more collaborative and creative environment for employees at all levels
- By ensuring our teams are representative of the unique and diverse culture in which we live, we can attract the best talent and best serve our customers in the diverse communities where we operate
- We launched a Diversity and Inclusion Council at our corporate headquarters, which will be extended throughout the organization

Employee Safety & Well-Being

- At La-Z-Boy, the safety and wellness of our employees is paramount to our culture
- Through training, education and an extensive awareness program, we empower employees to help ensure everyone stays safe

La-Z- Boy is One of the Industry's <u>Best</u>

Recognized by the National Safety Council (NSC) with 100 awards for performance & leadership in safety

Three-time winner of the NSC's Corporate Culture Award

Investing in Growth and Development

- Core leadership training programs focused on feedback and coaching
- Targeted development for high-potential employees and individuals in key roles
- Bravo recognition platform – where managers and peers honor employee accomplishments by sending personal messages and rewards for a job well done

La-Z-Boy Sustainability At a Glance

We're committed to integrating environmentally sound & sustainable business practices into everything we do

Environment

- We continue to integrate environmentally friendly and sustainable practices into all La-Z-Boy facilities
- We implemented the Enhancing Furniture's Environmental Culture (EFEC) management program at our N.A. manufacturing facilities to help reduce our environmental footprint
- Our Severn, Maryland store relies on rooftop solar energy for approximately 70% of its energy needs as of FY 2019
- Our World HQ and Dayton, Tennessee Innovation Center are Leadership in Energy and Environmental Design (LEED) Silver Certified from the U.S. Green Building Council; our England HQ is going through the application process

Carbon & Climate

- Monitor Greenhouse Gas (GHG) emissions at our U.S. facilities
- Utilize on-site generated renewable wood fuels at our Dayton manufacturing facility
- Our Dayton facility utilizes a biomass system which includes an induction chiller, to heat and cool the facility and provide steam for our kiln drying process, completely operated by utilizing wood offal

Natural Resources

- Conservation efforts resulted in the reduction of more than 25 million gallons of water utilized in FY 2019 versus FY 2007
- We primarily source domestic plantation wood for our U.S. facilities to minimize the impact on deforestation
- Lacey Act compliant for imported woods to help minimize illegal deforestation

Reduce & Recycle

- Across all facilities, we comply with applicable environmental laws, regulations and obligations in addition to working to reduce the environmental burden to the air, water and land
- At our La-Z-Boy branded facilities, Casegoods U.S., La-Z-Boy RDCs and World Headquarters as of FY 2019:
  - Eliminated approximately 12 million pounds of landfill waste compared with FY 2007
  - Eight of our facilities are ZERO waste to the landfill
  - Reused or recycled non-hazardous waste: 97%

Vision for the Future

- Aligning reporting with the SASB standards (in 2020, we published a SASB table on our website)
- Engage in initiatives to better understand our wood fiber supplier resources and ensure responsible forest harvesting
- Implement processes to ensure VOC emissions remain below applicable EPA regulations
- Investigate opportunities to add additional renewable energy resources to our facilities
- Collaborate with industry experts to improve efficiencies and grow our sustainable programs with cost effective solutions
- Continue to identify areas to implement renewable energy and reduce the carbon footprint of Phase 1 and Phase 2 emissions

LA-Z-BOY

A Compelling Long-Term Investment



Capitalizing on a strong foundation	• Strong brand • World-class global supply chain • Vast distribution • Well-performing La-Z-Boy Furniture Galleries® store system • Engaging marketing
Investing in the business	• Strengthen competitive positioning • Maintain leadership in innovation • Increase market share • Drive long-term profitable growth • Recent capital projects
Ongoing strategic initiatives	• Fueled by cash generation to drive long-term profitable growth and returns to stakeholders
Enhancing our sustainability strategy	• Continue to identify areas to integrate environmentally sound operations and enhance disclosure practices
Diverse Board and strong governance features	• Led by fresh perspectives obtained through board refreshment

LA-Z-BOY®

Appendix



BOARD COMPOSITION

We have thoughtfully constructed our Board to advance our strategy

Diverse and Complementary Expertise & Skills

	Darrow	Gallagher	Holman*	Kerr	Lawton	Levy	McCollough	O'Grady	Peters	Qubein
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board Experience	✓	✓	✓	✓	✓		✓			✓
Finance	✓		✓	✓	✓		✓	✓	✓	✓
Technology	✓	✓	✓	✓	✓	✓	✓		✓	
Global Perspective	✓	✓	✓	✓	✓		✓	✓	✓	✓
Sourcing / Manufacturing	✓	✓			✓		✓	✓		
Consumer Marketing	✓	✓	✓	✓	✓		✓	✓	✓	✓
Retail	✓	✓	✓	✓	✓		✓	✓	✓	✓
Human Capital Management	✓				✓		✓	✓	✓	✓
Risk Management	✓			✓	✓			✓	✓	

*Edwin J. Holman, will retire from the Board as of the Annual Meeting, consistent with the policy on director retirement age in our Corporate Governance Guidelines

Refreshment and Tenure

- Our Board believes in the benefits of ongoing Board refreshment with the nomination and election of directors who bring new ideas, perspectives and skills
- In selecting director nominees, the Nominating and Governance Committee weighs the need for both director refreshment and institutional memory
- The Board considers average tenure of the non-executive members of our Board as part of its holistic assessment of Board composition
- It believes that the appropriate mix of varied levels of tenure and experience can help to mitigate risk

LA-Z-BOY®

Our approach to committee composition and responsibilities

	Key Oversight Duties
Audit Committee *FY 2020 meetings: 9* Lawton (C), Holman*, McCollough, O'Grady, Peters	• Financial reporting process • Compliance with legal and regulatory requirements • Effectiveness of our internal and external audit functions • Selection and oversight of our independent registered public accounting firm
Compensation and Talent Management Committee *FY 2020 meetings: 4* Gallagher, Holman*, Kerr, Lawton, Levy, Qubein	• Compensation of executive officers • Executive and senior management incentive compensation program • Director equity and cash compensation program • In conjunction with the Board, evaluating the CEO's performance
Nominating and Governance Committee *FY 2020 meetings: 3* Gallagher, Kerr, Levy, O'Grady, Peters, Qubein (C)	• Board governance practices • Director candidates • In conjunction with the Board, enterprise risk management process

Board Role in Risk Oversight

- The full Board maintains oversight of certain key risks, such as cybersecurity
- For other risks, the Board has delegated oversight to the appropriate standing committees within their respective areas of responsibility
- Each committee regularly reviews and reports to the Board on its respective risk categories
- At least annually, the company's executive leadership reviews with the Board the major risks identified in the enterprise risk management process, as well as the steps identified to mitigate such risks

LA-Z-BOY®

*Edwin J. Holman, will retire from the Board as of the Annual Meeting, consistent with the policy on director retirement age in our Corporate Governance Guidelines

Our Board is committed to governance practices that further our strategic growth plans and enhance shareholder value over the long term

Board / Committee Independence

- Lead independent director with clearly defined lead director framework and responsibilities
- Independent Board (9 of 10 directors)
- Fully independent Audit, Compensation and Talent Management and Nominating and Governance Committees

Share Ownership / Compensation

- Strong stock ownership guidelines
- Caps on potential incentive payments
- Clawback policy on performance-based compensation
- Prohibit hedging, pledging and short sales by executive officers and directors

Board Practices

- Annual Board and committee self-evaluations
- Independent directors hold executive sessions
- Board oversees Enterprise Risk Management activities

Accountability

- Majority voting / director resignation policy for uncontested director elections
- Annually elected directors
- One class of shares with each share entitled to one vote

LA-Z-BOY®

(Amounts in thousands, except per share data)	Quarter Ended 4/25/2020	Quarter Ended 4/27/2019	Year Ended 4/25/2020	Year Ended 4/27/2019
GAAP Gross Profit	$ 171,706	$ 189,773	$ 721,445	$ 702,570
Add back: Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	138	175	541	3,086
Add back: Supply chain optimization initiative charges	95	—	5,386	—
Non-GAAP Gross Profit	**$ 171,939**	**$ 189,948**	**$ 727,372**	**$ 705,656**
GAAP SG&A	$ 131,418	$ 152,602	$ 575,821	$ 572,896
Less: Purchase accounting (charges) gains - adjustment to fair value of contingent consideration and amortization of intangible assets and retention agreements	6,240	(1,594)	2,663	(3,831)
Add back: Supply chain optimization initiative gain on sale	—	—	9,745	—
Non-GAAP SG&A	**$ 137,658**	**$ 151,008**	**$ 588,229**	**$ 569,065**
GAAP Operating Income	$ 13,426	$ 37,171	$ 118,762	$ 129,674
Add back: Purchase accounting charges (gains)	(6,102)	1,769	(2,122)	6,917
Less: Supply chain optimization initiative gain on sale and charges	95	—	(4,359)	—
Add back: Goodwill impairment	26,862	—	26,862	—
Non-GAAP Operating Profit	**$ 34,281**	**$ 38,940**	**$ 139,143**	**$ 136,591**
GAAP Income before Income Taxes	$ 14,025	$ 4,479	$ 115,173	$ 95,327
Add back: Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	(5,933)	1,959	(1,428)	7,486
Less: Supply chain optimization initiative gain on sale and charges	95	—	(4,359)	—
Add back: Goodwill impairment	26,862	—	26,862	—
Add back: Investment impairment	—	—	6,000	—
Less: Pension termination (refund) charge	—	32,671	(1,900)	32,671
Non-GAAP Income before Income Taxes	**$ 35,049**	**$ 39,109**	**$ 140,348**	**$ 135,484**

LA-Z-BOY

(Amounts in thousands, except per share data)	Quarter Ended 4/25/2020	Quarter Ended 4/27/2019	Year Ended 4/25/2020	Year Ended 4/27/2019
GAAP Net Income attributable to La-Z-Boy Incorporated	$ 2,295	$ 1,528	$ 77,469	$ 68,574
Add back: Purchase accounting charges (gains) recorded as part of gross profit, SG&A, and interest expense	(5,933)	1,959	(1,428)	7,486
Less: Tax effect of purchase accounting	(635)	(335)	(1,746)	(1,356)
Less: Supply chain optimization initiative gain on sale and charges	95	—	(4,359)	—
Add back: Tax effect of supply chain optimization initiative gain on sale and charges	(30)	—	1,176	—
Add back: Goodwill impairment	26,862	—	26,862	—
Add back: Investment impairment	—	—	6,000	—
Less: Tax effect of investment impairment	—	—	(1,618)	—
Less: Pension termination (refund) charge	—	32,671	(1,900)	32,671
Add back: Tax effect of pension termination (refund) charge	—	(5,580)	513	(5,919)
Non-GAAP Net Income attributable to La-Z-Boy Incorporated	**$ 22,654**	**$ 30,243**	**$ 100,969**	**$ 101,456**
GAAP Net Income attributable to La-Z-Boy Incorporated per diluted share	$ 0.05	$ 0.03	$ 1.66	$ 1.44
Add back: Purchase accounting charges (gains), net of tax, per diluted share	(0.14)	0.03	(0.07)	0.12
Less: Supply chain optimization initiative gain on sale and charges, net of tax, per diluted share	—	—	(0.07)	—
Add back: Goodwill impairment, net of tax, per diluted share	0.58	—	0.58	—
Add back: Investment impairment, net of tax, per diluted share	—	—	0.09	—
Less: Pension termination (refund) charge, net of tax, per diluted share	—	0.58	(0.03)	0.58
Non-GAAP Net Income attributable to La-Z-Boy Incorporated per diluted share	**$ 0.49**	**$ 0.64**	**$ 2.16**	**$ 2.14**

(Amounts in thousands, except per share data)	Quarter Ended 4/25/2020	% of Sales	4/27/2019	% of Sales	Year Ended 4/25/2020	% of Sales	4/27/2019	% of Sales
GAAP Operating Income (Loss)								
Upholstery segment	$ 29,832	*11.8%*	$ 37,304	*11.5%*	$134,691	*11.2%*	$127,906	*10.1%*
Casegoods segment	413	*1.9%*	2,416	*9.1%*	7,749	*7.3%*	12,589	*11.0%*
Retail segment	14,984	*10.7%*	12,743	*8.4%*	48,256	*8.1%*	37,922	*6.7%*
Corporate and Other	(31,803)	*N/M*	(15,292)	*N/M*	(71,934)	*N/M*	(48,743)	*N/M*
Consolidated GAAP operating income	**$ 13,426**	*3.7%*	**$ 37,171**	*8.2%*	**$118,762**	*7.0%*	**$129,674**	*7.4%*
Non-GAAP Items Affecting Operating Income								
Upholstery segment	$ 149		$ 57		$ (4,139)		$ 20	
Casegoods segment	—		—		—		—	
Retail segment	138		175		541		1,683	
Corporate and Other	20,568		1,537		23,979		5,214	
Consolidated Non-GAAP Items Affecting Operating Income	**$ 20,855**		**$ 1,769**		**$ 20,381**		**$ 6,917**	
Non-GAAP Operating Income (Loss)								
Upholstery segment	$ 29,981	*11.8%*	$ 37,361	*11.6%*	$130,552	*10.8%*	$127,926	*10.1%*
Casegoods segment	413	*1.9%*	2,416	*9.1%*	7,749	*7.3%*	12,589	*11.0%*
Retail segment	15,122	*10.8%*	12,918	*8.5%*	48,797	*8.2%*	39,605	*6.9%*
Corporate and Other	(11,235)	*N/M*	(13,755)	*N/M*	(47,955)	*N/M*	(43,529)	*N/M*
Consolidated Non-GAAP operating income	**$ 34,281**	*9.3%*	**$ 38,940**	*8.6%*	**$139,143**	*8.2%*	**$136,591**	*7.8%*

N/M - Not Meaningful

(Unaudited, $ amounts in thousands)	FY 2015	% of sales	FY 2016*	% of sales	FY 2017	% of sales	FY 2018	% of sales	FY 2019	% of sales	FY 2020	% of sales
GAAP Operating Income	$105,816	7.4%	$125,331	8.2%	$133,342	8.8%	$129,369	8.2%	$129,674	7.4%	$118,762	7.0%
Restructuring Charges (Income)	(371)		579		441		-		-		-	
Purchase Accounting Charges (Gains)	329		544		1,766		923		6,917		(2,122)	
Supply Chain Optimization Initiative Gain on Sale and Charges	-		-		-		-		-		(4,359)	
Goodwill Impairment	-		-		-		-		-		26,862	
Non-GAAP Operating Income	$105,774	7.4%	$126,454	8.3%	$135,549	8.9%	$130,292	8.2%	$136,591	7.8%	$139,143	8.2%

* FY 2016 includes 53 weeks. All other years presented include 52 weeks.

- In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this presentation also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. The Non-GAAP measures may exclude a goodwill impairment charge, purchase accounting, restructuring charges, charges for our supply chain optimization initiative, impacts from terminating the company's defined benefit pension plan and an impairment charge for one investment. These Non-GAAP financial measures are not meant to be considered a substitute for La-Z-Boy Incorporated's results prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables in this Appendix.

- Management believes that presenting certain Non-GAAP financial measures excluding goodwill impairment, purchase accounting, restructuring charges, charges for our supply chain optimization initiative, impacts from terminating the company's defined benefit pension plan and an impairment charge for one investment will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods. Management uses these Non-GAAP measures to assess the company's operating and financial performance, and excludes goodwill impairment, purchase accounting, restructuring charges and charges for our supply chain optimization initiative because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions and restructuring actions consummated, and the operations being moved or closed. Management also excludes impacts from the termination of the company's defined benefit pension plan and an impairment charge for one investment when assessing the company's operating and financial performance due to the one-time nature of the transactions.

